Exhibit 99-2


               Certificate Pursuant to Section 1350 of Chapter 63
                         of Title 18 United States Code

         The undersigned officer hereby certifies, as to the Amended Report on Form 10-K/A of Exelon Corporation for the period ended December 31, 2001, that
(i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Exelon Corporation.



Date:  October 30, 2002                     /s/ John W. Rowe
                                            ----------------------------------
                                            John W. Rowe
                                            Chairman and Chief Executive Officer
                                            Exelon Corporation